EXHIBIT 10.297

FIFTH AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT (as such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Amendment”), dated as of December 20, 2024 (the “Amendment Effective Date”), is between LEGENDARY A-1 BONDS LLC, a Delaware limited liability company, having an address at 1635 43rd Street, Suite 205, Fargo, North Dakota 58103 (“Lender”), and LODGING FUND REIT III OP, LP, a Delaware limited partnership, having an address at 1635 43rd Street, Suite 205, Fargo, North Dakota 58103 (“Borrower”).

W I T N E S S E T H:

WHEREAS, on or about August 9, 2022, Lender made a revolving line of credit loan to Borrower in the maximum principal amount of $5,000,000.00 (the “Loan”), and in connection with such Loan, Lender and Borrower entered into that certain Revolving Line of Credit Loan Agreement dated as of August 9, 2022, as amended by (i) that certain First Amendment to Revolving Line of Credit Loan Agreement dated as of December 21, 2022, increasing the maximum principal amount of the Loan to $7,500,000.00, (ii) that certain Second Amendment to Revolving Line of Credit Loan Agreement dated as of January 12, 2023, increasing the maximum principal amount of the Loan to $10,000,000.00, (iii) that certain Third Amendment to Revolving Line of Credit Loan Agreement dated as of April 18, 2023, increasing the maximum principal amount of the Loan to $13,300,000.00, and (iv) that certain Fourth Amendment to Revolving Line of Credit Loan Agreement dated as of March 27, 2024, increasing the maximum principal amount of the Loan to $15,500,000.00 (as amended, the “Loan Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Loan Agreement; and

WHEREAS, the Loan is evidenced by that certain Fourth Amended and Restated Promissory Note dated as of March 27, 2024, executed by Borrower in favor of Lender, in the maximum principal amount of $15,500,000.00 (the “Note”); and

WHEREAS, the parties now desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby amend the Loan Agreement and the Loan Documents as follows:

1.Recitals.  The parties hereto acknowledge and agree that the recitals set forth above are true and correct and are incorporated herein by this reference; provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth.
2.Extension of Maturity Date.  From and after the Amendment Effective Date, the Due Date under the Loan shall be December 31, 2027.
3.Extension Fee.  In consideration of the extension of the Maturity Date set forth above, on the Amendment Effective Date Borrower shall pay to Lender an extension fee in the amount of one percent (1.00%) of the current outstanding balance of the Note, i.e., $155,000.00.
4.Amended and Restated Promissory Note.  On the Amendment Effective Date and as a condition to the agreements of Lender contained in this Amendment, Borrower shall execute and deliver to Lender a Fourth Amended and Restated Promissory Note in the amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) (the “Fifth A&R Note”).  Thereafter, all references in the Loan Agreement to the “Note” and/or the “Revolving Note” shall mean and refer to such Fifth A&R Note.
5.Security Interest.  Section 2.3 of the Loan Agreement is deleted in its entirety and replaced with the following:  “The entire indebtedness evidenced by the Note shall be secured by a security interest in two million (2,000,000) unissued and not outstanding Common Limited Partnership Units of Borrower (the “Collateral”), and in this connection Borrower shall cause Lodging Fund REIT III, Inc., a Maryland corporation, to execute and deliver a security agreement (the “Security Agreement”) (along with any other documents and/or instruments requested by Lender) encumbering the Property (the “Security Instruments”) which shall be in such form as is acceptable to Lender.
6.Borrower’s Representations and Warranties.  Borrower hereby reaffirms all of the representations and warranties set forth in the Loan Agreement, and further represents and warrants to Lender that (a) the execution and delivery of this Amendment do not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which it is a party or by which it or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower is subject; (b) this Amendment constitutes a legal, valid and binding obligation enforceable in accordance with its terms; (c) the execution and delivery of, and performance under, this Amendment are within its power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or its constituent documents or of any indenture, agreement or undertaking to which it is a party or by which it is bound; (d) upon execution of this Amendment by all parties, there exists no Event of Default under the Loan Agreement; (e) there are no offsets, claims, counterclaims, cross-claims or defenses with respect to its obligations under the Loan Agreement or the Note; and (f) it is duly organized and legally existing in good standing under the laws of the state of its organization, is duly qualified to do business in the jurisdiction in which it does business, and has not been dissolved.  Borrower agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute an Event of Default under the Loan Agreement.
7.Renewal; Lien Continuation; No Novation.  Borrower hereby renews its obligations under the Loan Agreement and promises to pay and perform all its obligations therein, as modified by this Amendment. All liens in favor of Lender securing the Loan are hereby ratified and confirmed as valid, subsisting and continuing to secure Borrower’s obligations under the Loan Agreement, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish Borrower’s obligations or the liens evidenced and created by the Loan Agreement or the Note. The execution and delivery of this Amendment shall not constitute a novation of the debt evidenced and secured by the Loan Agreement and the Note.
8.Default.  A default under this Amendment shall constitute an Event of Default under the Loan Agreement.
9.Miscellaneous.  To the extent of any conflict between the Loan Agreement, the Note and this Amendment, this Amendment shall control. Unless specifically modified hereby, all terms of the Loan Agreement and the Note shall remain in full force and effect. This Amendment (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (b) shall be governed by the laws of the State of North Dakota and United States federal law; and (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the Amendment Effective Date first above written.

BORROWER:

LODGING FUND REIT III OP, LP,

a Delaware limited partnership, its sole member

By:Lodging Fund REIT III, Inc.,

a Maryland corporation, its general partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Title: Chief Financial Officer

LENDER:

LEGENDARY A-1 BONDS, LLC,

a Delaware limited liability company

By:  /s/ Norman H. Leslie

Name: Norman H. Leslie

Title: Managing Member